                                                                   EXHIBIT 10.25

                              AMENDED AND RESTATED
                              OPERATING AGREEMENT
                                       OF
                        ADIRONDACK TRADING PARTNERS LLC

                          A NEW YORK LIMITED LIABILITY
                                    COMPANY

                  Amended and Restated Operating Agreement, dated as of October 1, 1998, by and among the persons have executed the signature page(s) hereto as Members, together with such other persons who from time to time hereafter are added as Members and agree to be bound by this Agreement as Members of ADIRONDACK TRADING PARTNERS LLC (the "COMPANY") in accordance with the terms of this Agreement.

                                  WITNESSETH:

                  WHEREAS, the Company has heretofore been formed as a limited liability company under the New York Limited Liability Company Law pursuant to Articles of Organization filed with the Secretary of State of New York on January 27, 1998 and pursuant to an Operating Agreement dated as of June 30, 1998, entered into among the Members as amended by letter amendment dated in or around June 1998 (the "INITIAL OPERATING AGREEMENT"); and

                  WHEREAS, the Members of the Company wish hereby to amend and restate the Initial Operating Agreement in order to increase from twenty (20) to twenty-five (25) the maximum number of Combined B Units authorized hereunder and to make the other changes incorporated herein, in each case on the terms expressly set forth herein;

                  NOW THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I
                     FORMATION AND BUSINESS OF THE COMPANY

                  1.1 FORMATION. The Company was organized on January 27, 1998, in accordance with and pursuant to the New York Limited Liability Company Law.


                  1.2 NAME. The name of the Company is Adirondack Trading Partners LLC. The Company may do business under that name and, as permitted by applicable law, under any other name determined from time to time by the Board.

                  1.3 PURPOSE OF THE COMPANY. The purpose of the Company shall be to conduct any lawful business or activity whatsoever, as permitted by applicable law and as determined from time to time by the Board of Directors. The Company may exercise all powers necessary to or reasonably connected with the Company's business from time to time, and may engage in all activities necessary, customary, related or incidental to any of the foregoing.

                  1.4 PRINCIPAL OFFICE. The Company's principal place of business shall be located at 47 Laurel Hill Road, Centerport, New York 11721 or such other place determined from time to time by the Board. The Company may have such other business offices within or without the State of New York as determined from time to time by the Board.

                  1.5 REGISTERED AGENT. The name and address of the Company's registered agent in the State of New York is CT Corporation Systems, New York, New York 10019. The registered agent may be changed from time to time by the Board upon the filing of the name and address of the new registered agent with the New York Secretary of State pursuant to the LLC Act.

                  1.6 TERM. The term of the Company shall commence on the date hereof and continue until December 31, 2098 unless the Company is earlier dissolved in accordance herewith and with the LLC Act.

                  1.7 MEMBERS. The Company shall maintain at its principal place of business a record of the name, address, facsimile number, and taxpayer identification number of each Member, and such record shall be available to the Members upon reasonable notice and during normal business hours.

                                   ARTICLE II

                                  DEFINITIONS

                  The following terms shall have the meaning set forth below when used in this Agreement:

                  2.1 The term "ADJUSTED CAPITAL ACCOUNT" of a Member shall mean such Member's Capital Account, after giving effect to the following:

                      (a) increasing such Capital Account for any amount required to be restored under Treas. Reg. Section 1.704-1(b)(2)(ii)(c), as well as any amounts in addition thereto pursuant to Treas. Reg. Sections 1.704-2(g)(1) and (i)(5), after taking into account any changes during such Fiscal Year in Company Minimum Gain and Member Nonrecourse Debt Minimum Gain; and

                      (b) decreasing such Capital Account for the items described in Treas. Reg. Sections 1.704-l(b)(2)(ii)(d)(4), (5) and
           (6).

                  2.2 The term "AFFILIATE" shall mean, as to any person, any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with such person. For purposes of this definition, a person shall be deemed to be "controlled by" another person if such other person possesses, directly or indirectly, power either to (a) vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors of such person or (b) direct or cause the direction of the management and policies of such person, whether by contract or otherwise.

                  2.3 The term "AGREEMENT" mean this Amended and Restated Operating Agreement, as originally executed and as amended from time to time in accordance herewith and with the LLC Act.

                  2.4 The term "ARTICLES OF ORGANIZATION" shall mean the Articles of Organization of the Company, as filed with the New York Secretary of State, as amended from time to time in accordance herewith and with the LLC Act.

                  2.5 The term "BANKRUPTCY" of any Person shall mean (a) the entry of an order for relief with respect to that Person in a proceeding under the United States Bankruptcy Code, as amended from time to time, or (b) the Person's initiation, whether by filing a petition, beginning a proceeding or in answer to a proceeding commenced by another person, of any action for liquidation, dissolution, receivership or other similar relief, or the Person's application for, or consent to the appointment of, a trustee, receiver or custodian for its assets. For purposes of this definition, a Person's consent shall be deemed to have been given if an order appointing a trustee, receiver or custodian is entered by a court of competent jurisdiction and is not dismissed within ninety (90) days after its entry.

                  2.6 The term "BOARD OF DIRECTORS" OR "BOARD" shall have the meaning set forth in Article V of this Agreement.

                  2.7 The term "BUY-SELL AGREEMENT" shall mean any agreement between the Company and a Director, officer, employee or independent contractor of the Company or any Controlled Subsidiary who may be issued Employee Units, pursuant to which, among other things, vesting rights may be established and the Company may have the right to purchase the Employee Units under specified circumstances.

                  2.8 The term "CAPITAL ACCOUNT" of a Member, as of any date, shall mean the account maintained for such Member pursuant to Section 3.3 of this Agreement, as adjusted through such date.

                  2.9 The term "CAPITAL CONTRIBUTION" of, or attributed to, a Member shall mean the total contributions to the capital of the Company, whether in cash, property (net of liabilities) or services, made, performed or to be performed by, or attributed to, such Member, valued on the date of contribution in the Company's books and records.

                  2.10 The term "CODE" shall mean the Internal Revenue Code of 1986, as amended, in effect as of the date hereof and as amended from time to time hereafter.

                  2.11 The term "COMBINED A UNIT" shall a group of Units consisting of one Preferred A Unit and 100,000 Common Units.

                  2.12 The term "COMBINED B UNIT" shall mean any group of Units consisting of one Preferred B Unit and 20,000 Common Units.

                  2.13 The term "COMBINED C UNIT" shall mean any group of Units consisting of one Preferred C Unit and a fixed number of Common Units to be set at the discretion of the Board pursuant to Section 3.2(b).

                  2.14 The term "COMBINED UNIT" shall mean any of a Combined A Unit, Combined B Unit or Combined C Unit.

                  2.15 The term "COMMON MEMBER" shall mean any Member holding Common Units.

                  2.16 The term "COMMON UNIT" shall mean any Initial Common Unit or any other unit representing an Interest designated by the Board as a Common Unit.

                  2.17 The term "COMPANY" shall have the meaning set forth in the preamble to this Agreement.

                  2.18 The term "COMPANY MINIMUM GAIN" shall mean the amount determined under Treas. Reg. Sections 1.704-2(i)(3) and 1.704-2(d), and shall be computed separately for each Member in a manner consistent with Code Section 704(b) and the Treasury Regulations thereunder.

                  2.19 The term "COMPANY NONRECOURSE DEDUCTIONS" shall mean the deductions of the Company determined under Treas. Reg. Section 1.704-2(c).

                  2.20 The term "COMPOUNDED PREFERENCE AMOUNT" shall mean, with respect to any Preferred Member, an amount, initially zero, adjusted on the last day of each calendar year by adding to such amount, as it may have been theretofore adjusted pursuant to this definition (the "Pre-Adjustment Amount"), any excess of (i) the aggregate amount that would be (or would have been) distributed, without duplication, to such Preferred Member on such day (or on the last day of the three preceding calendar quarters) pursuant to Section 4.1
(b)(i) if the Board were to determine (or had determined) to distribute all amounts distributable under Section 4.1(b)(i) on such day (and on such three other days), over (ii) the aggregate amount actually distributed to such Preferred Member on such day (and on such three other days) pursuant to Section 4.1(b)(i).

                  2.21 The term "DIRECTOR" shall have the meaning set forth in
Article V of this Agreement.

                  2.22 The term "ECONOMIC INTEREST" shall mean any right to share in the allocation of one or more of the Company's allocable items, including, without limitation, Net Income and Net Loss, and/or in distributions of the Company's assets, in each case pursuant to this Agreement or the LLC Act, but shall not include any Management Interest.

                  2.23 The term "EMPLOYEE UNIT" shall mean any Common Unit issued to a Director, officer, employee or independent contractor out of those Common Units authorized to be issued to any such Person pursuant to Section 3.1 or 3.2 for services provided or to be provided to the Company, but excluding any Common Units issued to any such Person for cash consideration comparable to that being paid contemporaneously by Persons other than Directors, officers, employees and independent contractors.

                  2.24 The term "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  2.25 The term "FISCAL YEAR" shall mean the Company's accounting, tax and fiscal year, which shall be the calendar year.

                  2.26 The term "FISCAL QUARTER" shall mean a fiscal quarter of the Company ending March 31, June 30, September 30 or December 31.

                  2.27 The term "FULLY DILUTED BASIS" means, as of any date, with respect to calculations involving the Common Units outstanding of the Company, making the assumption that all convertible securities of the Company then outstanding were converted on such date and that all options, warrants and similar rights to acquire Common Units were exercised on such date.

                  2.28 The term "FUNDAMENTAL CHANGE" shall mean the merger of the Company with another entity, the dissolution of the Company, or the sale or other disposition of all or substantially all of the business or assets of the Company, or the incurrence of indebtedness by the Company in excess of $5,000,000.

                  2.29 The term "INDEMNITEE" shall mean a Director, officer, agent or employee of the Company who may be indemnified by the Company as set forth in Article XI of this Agreement.

                  2.30 The term "INITIAL COMMON UNITS" shall mean the Common Units authorized to be issued by the Company under Section 3.1.

                  2.31 The term "INITIAL PREFERRED UNITS" shall mean the Preferred Units authorized to be issued by the Company under Section 3.1.

                  2.32 The term "INTEREST" shall mean any of an Economic Interest, Management Interest and/or Membership Interest.

                  2.33 The term "LLC ACT" shall mean the New York Limited Liability Company Law, as amended from time to time.

                  2.34 The term "MANAGEMENT INTEREST" of a Member shall mean such Member's right to participate in the management of the business and affairs of the Company, including the right to vote on, consent to, or otherwise participate in, any decision or action of or by the Members hereunder or under the LLC Act.

                  2.35 The term "MEMBER" shall mean each person who (a) executes a counterpart of this Agreement as a Member as of the date hereof or (b) is admitted as a Member after the date hereof pursuant to this Agreement.

                  2.36 The term "MEMBER NONRECOURSE DEBT" shall mean nonrecourse debt of the Company under Treas. Reg. Section 1.704-2(b)(4).

                  2.37 The term "MEMBER NONRECOURSE DEDUCTIONS" shall mean the losses, deductions and expenditures attributable to Member Nonrecourse Debt under Treas. Reg. Section 1.704-2(i)(2).

                  2.38 The term "MEMBERSHIP INTEREST" shall mean a Member's entire interest in the Company, including its Economic Interest (to the extent not Transferred) and Management Interest.

                  2.39 The term "NET CAPITAL VIOLATION" shall mean a violation of any provision of the "net capital" regulations promulgated by the SEC under Section l5(c)(3) of the Exchange Act, as amended.

                  2.40 The terms "NET INCOME" and "NET LOSS" shall mean, for each Fiscal Year (or other period for which they are determined), the income and gain, and the losses, deductions and credits of the Company, respectively, in the aggregate or separately stated, as appropriate, as determined for federal income tax purposes under Section 703(a) of the Code and Treasury Regulations
Section 1.703-1 (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in income or loss), with the following adjustments:.

                       (a) Any tax-exempt income, as described in Section 705(a)(1)(B) of the Code, realized by the Company during such taxable year shall be taken into account in computing such income or loss;

                       (b)    Any expenditures of the Company described in
                  Section 705(a)(2)(B) of the Code for such taxable year, including any items treated under Treasury Regulations Section 1.704-1(b)(2)(iv)(i) as items described in Section 705(a)(2)(B) of the Code, shall be taken into account in computing such income or loss as if they were deductible items;

                       (c) Any item of income, gain, loss or deductions that is required to be allocated specially to the Members under
                  Section 4.5, 4.6, or 4.7 shall not be taken into account in computing such income or loss;

                       (d) In lieu of any depreciation, amortization and cost recovery deductions taken into account in computing such income or loss, the Company shall compute such deductions based on the book value of Company property, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g)(3);

                       (e) Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the book value of the property disposed of (as adjusted for "book" depreciation computed in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g)(3)), notwithstanding that the adjusted tax basis of such property differs from its book value; and

                       (f) If the book value of Company assets is adjusted to equal fair market value as provided in Section 3.4 hereof, then income or loss shall include the amount of any increase or decrease in such book values attributable to such adjustment.

                  2.41 The term "OFFERED INTERESTS" shall have the meaning set forth in Section 9.2(a). Agreement.

                  2.42 The term "OFFICER" shall have the meaning set forth in
Article VIII of this

                  2.43 The term "PERCENTAGE INTEREST" of a Member shall mean the number of Common Units of the Member expressed as a percentage of the aggregate number of Common Units of all Members.

                  2.44 The term "PERSON" shall mean any individual, partnership, limited liability company, corporation, joint venture, trust, association or any other entity, domestic or foreign, and its respective heirs, executors, administrators, legal representatives, successors and assigns where the context of this Agreement so permits.

                  2.45 The term "PREFERENCE AMOUNT" of a Preferred Member shall mean, with respect to each Preferred Member, on any given date, (i) in respect of any Preferred A Units, Preferred B Units or Preferred C Units, an amount equal to six percent (6%), multiplied by the sum of (a) such Preferred Member's applicable Preferred Payment Account, plus (b) such Preferred Member's Compounded Preference Amount and (ii) in respect of any other class or series of Preferred Units authorized by the Board, an amount determined in the manner established by the Board.

                  2.46 The term "PREFERRED A MEMBER" shall mean any Member holding Preferred A Units.

                  2.47 The term "PREFERRED A PAYMENT ACCOUNT" shall mean the memorandum account established and maintained for each Preferred A Member pursuant to Section 3.3(f).

                  2.48 The term "PREFERRED A UNITS" shall mean the Preferred A Units authorized to be issued by the Company pursuant to Sections 3.1 and 3.2(b).

                  2.49 The term "PREFERRED B MEMBER" shall mean any Member holding Preferred B Units.

                  2.50 The term "PREFERRED B PAYMENT ACCOUNT" shall mean the memorandum account established and maintained for each Preferred B Member pursuant to Section 3.3(f).

                  2.51 The term "PREFERRED B UNITS" shall mean any Preferred B Units authorized to be issued by the Company pursuant to Sections 3.1 and 3.2(b).

                  2.52 The term "PREFERRED C MEMBER" shall mean any Member holding Preferred C Units.

                  2.53 The term "PREFERRED C PAYMENT ACCOUNT" shall mean the memorandum account established and maintained for each Preferred C Member pursuant to Section 3.3(f).

                  2.54 The term "PREFERRED C UNITS" shall mean the Preferred C Units authorized to be issued by the Company pursuant to Sections 3.1 and 3.2(b).

                  2.55 The term "PREFERRED MEMBER" shall mean any Preferred A Member, Preferred B Member or Preferred C Member.

                  2.56 The term "PREFERRED PAYMENT ACCOUNT" shall mean any Preferred A Payment Account, Preferred B Payment Account, Preferred C Payment Account or a comparable memorandum account maintained by the Company for a Preferred Member pursuant to Section 3.3(f) in respect of any other class or series of Preferred Units.

                  2.57 The term "PREFERRED UNIT" shall mean any Preferred A Unit, Preferred B Unit, Preferred C Unit or other Unit of a class or series of Units authorized by the Board pursuant to this Agreement and designated as a Preferred Unit.

                  2.58 The term "REGULATORY ALLOCATIONS" shall have the meaning set forth in Section 4.7 of this Agreement.

                  2.59 The term "REMAINING INTERESTS" shall have the meaning set forth in Section 9.2(d).

                  2.60 The term "SEC" shall mean the U.S. Securities and Exchange Commission.

                  2.61 The term "TRANSFER" shall mean any sale, assignment, transfer, gift, exchange, bequest or other disposition of an Interest, in any manner, voluntary or involuntary, by operation of law or otherwise.

                  2.62 The term "TRANSFER NOTICE" shall have the meaning given in Section 9.2(a).

                  2.63 The term "TRANSFEREE" shall mean the person to whom a Member Transfers, or proposes to Transfer, an Interest.

                  2.64 The term "TRANSFERRING MEMBER" shall mean any Member which Transfers, or proposes to Transfer, an Interest.

                  2.65 The term "TREASURY REGULATIONS" OR "TREAS. REG" shall mean regulations promulgated under the Code in effect as of the date hereof or hereafter amended or adopted.

                  2.66 The term "UNALLOCATED PREFERENCE AMOUNT" of a Preferred Member as of any date shall mean the excess of such Preferred Member's aggregate Preference Amount accumulated from the inception of the Company to such date (including portions thereof which may have been distributed previously and any portion not yet distributed) over the aggregate amount of Net Income allocated to such Member pursuant to Section 4.3(a)(i) from the inception of the Company to such date.

                  2.67 The term "UNITS" shall mean any of the Common Units or Preferred Units.

                                  ARTICLE III

                    CAPITAL CONTRIBUTIONS, CAPITAL ACCOUNTS
                         AND PREFERRED CAPITAL AMOUNTS

                  3.1 AUTHORIZED MEMBERSHIP INTERESTS. The Company shall be authorized to accept Capital Contributions in respect of, and to issue, one million three hundred ninety thousand (1,390,000) Common Units (the "INITIAL COMMON UNITS"), provided one hundred forty thousand (140,000) of the Common Units shall be reserved and held for issuance to Directors, officers, employees or independent contractors, from time to time, for services provided or to be provided to the Company and for such other consideration and on such other terms as the Board may deem appropriate. The Company is authorized to accept Capital Contributions in respect of, and to issue, five (5) Preferred Units designated Series A (the "PREFERRED A UNITS"), twenty (25) Preferred Units designated Series B (the "PREFERRED B UNITS") and thirty-five (35) Preferred Units designated Series C (the "PREFERRED C UNITS"; and, together with the Preferred A Units and the Preferred B Units, the "INITIAL PREFERRED UNITS"). In addition, the Company shall be authorized to issue additional Interests and Units to the extent so authorized by the Board, subject to Section 3.2(c).

                  3.2 INITIAL CAPITAL CONTRIBUTIONS; COMBINED UNITS; ADDITIONAL INTERESTS.

                      (a) All Initial Common Units (other than the Employee Units), to the extent issued, shall be issued and sold for a price of $0.10 per Common Unit (or such greater price as may be determined by the Board). All Initial Preferred Units, to the extent issued, shall be issued and sold for the price of $1,000,000 per Preferred Unit.

                      (b) All Units (other than Employee Units) authorized under
           Section 3.1 shall be issued as part of Combined Units in accordance with this Section 3.2(b). Five hundred thousand (500,000) Common Units and five (5) Preferred A Units shall be issued to KAP Group LLC as five (5) Combined A Units, each Combined A Unit consisting of one hundred thousand (100,000) Common Units and one (1) Preferred A Unit. Up to five hundred thousand (500,000) Common Units and up to twenty-five (25) Preferred B Units may be issued as up to twenty-five
           (25) Combined B Units, each Combined B Unit to consist of twenty thousand (20,000) Common Units and one Preferred B Unit. A number of Common Units up to the excess of seven hundred and fifty thousand (750,000) over the number of Common Units actually issued as part of Combined B Units and a number of Preferred C Units up to the excess of fifty (50) over the number of Preferred B Units actually issued as part of Combined B Units will be issued as a number of Combined C Units up to the excess of fifty (50) over the number of Combined B Units actually issued. No Combined B Units may be issued after any Combined C Units are issued. The Board shall have the power and authority (subject to this Section 3.2(b)) prior to the issuance of Combined C Units to fix the number of Common Units issuable with a Preferred C Unit as a Combined C Unit, provided, that each Combined C Unit shall include the same number of Common Units. The Units described in this section 3.2(b) shall be issued to such persons as the Board shall determine in its sole discretion at any time and from time to time.

                      (c) In the event that the Board determines that it is in the best interest of the Company to offer and issue additional Interests and Units other than those specifically authorized and issued pursuant to Sections 3.1, 3.2(a) and 3.2(b), and except as otherwise set forth below, each Member shall be given prompt written notice of such offering and issuance of additional Interests and Units and a reasonable opportunity to commit to contribute additional capital and to contribute additional capital in respect of such Interests and Units, in proportion to the number of Common Units held by it, on the same terms as those offered. Any such Interests which are not acquired by Members may be sold by the Company to other Persons. The foregoing provisions shall not apply to the issuance of Common Units to the Directors, officers, employees and independent contractors of the Company or any of its Controlled Subsidiaries for services provided or to be provided, which Common Units in the aggregate do not exceed ten percent (10%) of the number of all Common Units that would be outstanding upon such issuance on a Fully Diluted Basis. Notwithstanding the foregoing provisions, so long as KAP Group LLC shall hold Common Units, at any time that the Company issues Common Units to Members or other persons pursuant to this Section 3.2(c), KAP Group LLC shall have the right to purchase Common Units in a number sufficient to permit KAP Group LLC to maintain its Percentage Interest in the Company at the same purchase price as that being offered to other persons (but without any requirement that might apply to other purchasers to acquire Preferred Units in conjunction with their acquisition of Common Units or any other terms).

                      (d) Subject to the provisions of Section 3.2(c), the Board in its discretion may authorize and issue additional Interests and Units, and accept Capital Contributions in respect of additional Interests and Units, from time to time, for such consideration and on such other terms as the Board may deem appropriate, provided that no additional Preferred Units shall have any right to receive distributions representing a return of capital or a return on capital in priority to such rights of any class or series of Preferred Units then outstanding, without the approval of the Members holding a majority of the Preferred Units comprising each class or series of Preferred Units so affected (it being understood that the foregoing proviso shall not prohibit the Board from authorizing Preferred Units entitling the Preferred Members holding such Units to distributions representing a return of capital on a pro rata basis with other Preferred Members in proportion to the number of Common Units held by all Preferred Members or distributions representing a return on capital on a pro rata basis (based on undistributed Preference Amounts) with other Preferred Members.

                  3.3 CAPITAL ACCOUNTS; PREFERRED PAYMENT ACCOUNTS.

                      (a) The Company shall establish and maintain a Capital Account for each Member.

                      (b) The Capital Account of each Member shall be increased by the amount of the income and gain allocated to such Member, and shall be decreased by any losses and deductions allocated, or distributions made, to such Member pursuant to the terms of this Agreement. It is the intention of the Members that Capital Accounts be maintained strictly in accordance with Treas. Reg. Section 1.704-l(b)(2)(iv).

                  (c) Notwithstanding anything contained herein to the contrary, the manner in which Capital Accounts are maintained shall be modified, if necessary, in the opinion of the Company's accountants, to comply with applicable law, provided that no such change shall materially alter the economic agreement between or among the Members.

                  (d) Except as otherwise required by the LLC Act or permitted under this Agreement, no Member shall have any liability to restore all or any portion of any Capital Account having a deficit balance.

                  (e) No Member shall be paid interest on the balance of its Capital Account unless otherwise determined by the Board, except as otherwise provided in this Agreement.

                  (f) The Company shall establish and maintain a memorandum account designated a Preferred A Payment Account, Preferred B Payment Account and Preferred C Payment Account for each Member holding Preferred A Units, Preferred B Units and Preferred C Units, respectively, which shall be increased by the amount paid for Preferred Units of such class purchased by such Member, and decreased by any distributions made to such Member pursuant to Sections 4.1
(b)(ii).

          3.4     ADJUSTMENTS TO CAPITAL ACCOUNTS.

                  (a) The Board may, in its discretion, adjust the Capital Accounts to reflect a revaluation of the Company's assets upon the occurrence of any of the following events:

                      (i) a Capital Contribution by a new or existing Member as consideration for the issuance of a Unit;

                      (ii) the distribution of cash or other property by the Company to a retiring or continuing Member as consideration for the repurchase or redemption of a Unit; or

                      (iii) events described in Treas. Reg. Section 1.704-1(b)(2)(iv)(f).


                  (b) Any adjustment pursuant to Section 3.4(a) of this Agreement shall be based on the fair market value of Company property on the date of adjustment, and shall reflect the manner in which the unrealized income, gain, loss or deduction inherent in the property, not previously reflected in Capital Accounts, would be allocated among the Members if there were a taxable disposition of the property for fair market value on that date.

                      (c) If there is any basis adjustment pursuant to an election under Code Section 754, the Capital Accounts shall be adjusted to the extent required by Treas. Reg. Section
           1.704-l(b)(2)(iv)(m).


                  3.5 RETURN OF CAPITAL CONTRIBUTIONS. Except as otherwise provided in this Agreement, no Member shall have any right to demand or receive
(a) any cash or property of the Company in return of its Capital Contribution or in respect of its Interest until the dissolution of the Company, or (b) any distribution from the Company-in any form other than cash.

                  3.6 TRANSFER OF INTEREST. If an Interest is Transferred as permitted by this Agreement, the Transferee shall succeed to the Capital Account of the Transferring Member to the extent the Capital Account relates to the Transferred Interest in accordance with Treas. Reg. Section 1.704-1
(b)(2)(iv)(1).

                  3.7 ADMISSION OF ADDITIONAL MEMBERS. Each Member admitted after the effective date of the Initial Operating Agreement shall execute and deliver a written instrument satisfactory to the Board whereby such Member becomes a party to this Agreement, as well as any other documents (including a Subscription Agreement) required by the Board. Upon execution and delivery of a counterpart of this Agreement and acceptance thereof by the Board, and upon payment for the Interest and/or Units acquired, such Person shall be admitted as a Member of the Company and shall thereafter be entitled to all the rights and subject to all the obligations of Members as set forth herein.

                                   ARTICLE IV

                         DISTRIBUTIONS AND ALLOCATIONS

                  4.1 DISTRIBUTIONS.

                      (a) Distributions of cash shall be made no less than three days prior to April 15 of each year, to each Member an amount equal to fifty percent (50%) of the excess of (i) the cumulative taxable income (as determined for federal income tax purposes) of the Company for all tax years (to and including the preceding tax year) allocated to such Member over (ii) the sum of all amounts previously distributed to such Member pursuant to this Section 4.1(a) and any amount allocated to such Member pursuant to Section 4.3(a)(i) with respect to the preceding tax year; provided, however, that the distributions to Members (other than to Members in respect of Employee Units) that would otherwise be required by this Section 4.1(a) shall not be made to the extent that such distributions would result in a Net Capital Violation.

                      (b) Distributions may be made, at the discretion of the Board, as set

                          (i) on the last day of each calendar quarter, to each
                  Preferred Member an amount not exceeding such Preferred Member's undistributed

                  Preference Amount, such amounts to be distributed to all Preferred Members in proportion to their respective undistributed Preference Amounts;

                           (ii) on June 30 of each year, so long as no
                  undistributed Preference Amounts remain, to each Preferred Member in proportion to the Common Units held by such Preferred Member, in an amount equal to (or in such larger amount as the Board may determine) fifty percent (50%) of the excess of Net Income over the sum of (A) fifty percent (50%) of the total amount distributed pursuant to Section 4.1(b)(i), plus (B) the total amount distributed pursuant to
                  Section 4.1(a); provided that no Preferred Member shall have the right to receive distributions under this Section 4.1(b)(ii) if such Preferred Member's Preferred Payment Account has been reduced to zero, and that any distributions under this Section 4.1 (b)(ii) shall be made to other Preferred Members in proportion to the Common Units held by each of them without regard to the Common Units held by any Preferred Members whose Preferred Payment Accounts have been reduced to zero;

                           (iii) on June 30 of each year, so long as a
                  distribution has been made on such date pursuant to Section 4. l(b)(ii) and in such aggregate amount as the Board may determine and no undistributed Preference Amounts remain, to each Member in proportion to the Common Units held by such Member.

                  4.2 LIMITATION ON DISTRIBUTIONS. No distribution shall be declared and paid unless, after giving effect thereto, the assets of the Company exceed the Company's liabilities.

                   4.3 ALLOCATIONS OF NET INCOME AND NET LOSS.

                      (a) After giving effect to the special allocations set forth in Section 4.5 and 4.6, Net Income for each taxable period and all items of income and gain taken into account in computing Net Income for such taxable period shall be allocated to the Members in the following order and priority:

                          (i) first, among the Preferred Members in proportion
                  to their respective Unallocated Preference Amounts;

                          (ii) second, among the Members in an amount equal to
                  the excess, if any, of Net Loss allocated to such Member pursuant to Section 4.3(b)(iii) over Net Income previously allocated to such Member under this Section 4.3(a)(ii), in proportion to the amount of such excesses;

                          (iii) third, among the Members in an amount equal to
                  the excess, if any, of Net Loss allocated to such Member pursuant to Section 4.3(b)(ii) over Net Income previously allocated to such Member under this Section 4.3(a)(iii), in proportion to the amount of such excesses. Net Income shall be allocated pursuant to this Section 4.3(a)(iii) in a manner that reverses the allocation of Net Loss allocated pursuant to
                  Section 4.3(b)(ii) in reverse order, i.e., taking into account allocations pursuant to the second sentence of Section

                  4.3(b)(ii) before taking into account allocations made under the first sentence of Section 4.3(b)(ii);

                          (iv) fourth, among the Members in an amount equal to
                  the excess, if any, of Net Loss allocated to such Member pursuant to Section 4.3(b)(i) over Net Income previously allocated to such Member under this Section 4.3(a)(iv), in proportion to the amount of such excesses,

                          (v) thereafter, among the Members in proportion to
                  their respective Common Units.

                       (b) After giving effect to the special allocations set forth in Sections 4.5 and 4.6, Net Loss for each taxable period and all items of loss and deduction taken into account in computing Net Loss for such taxable period shall be allocated to the Members in the following order and priority:

                          (i) first, among all the Members in proportion to
                  their respective Common Units, but only to the extent such amount when so allocated would not result in, or cause an increase in, a deficit balance in any Member's Adjusted Capital Account;

                          (ii) second, among all the Members that do not have an
                  Adjusted Capital Account with a deficit balance in proportion to their respective Common Units, but only to the extent such amount when so allocated would not result in, or cause an increase in, a deficit balance in any Member's Adjusted Capital Account. This Section 4.3(b)(ii) shall be applied, mutatis until the allocation of Net Loss would cause each of the Members to have a deficit balance for such Member's Adjusted Capital Account;

                          (iii) thereafter, among the Members in proportion to
                  their respective Common Units.

                       (c) Notwithstanding Sections 4.3(a) and (b), Net Income or Net Loss arising from transactions in connection with or in contemplation of a liquidation of the Company or upon a sale of substantially all of the assets of the Company shall be allocated such that, to the extent possible, the amount of cash each Member shall receive on account of its Interests pursuant to Section 10.2(b) shall equal the amount of cash such Member would receive if the net proceeds of such sale or other transactions available for distribution to the Members were distributed pursuant to Section 4.1 hereof.

                  4.4 [INTENTIONALLY DELETED].

                  4.5 QUALIFIED INCOME OFFSET. Notwithstanding anything in this
Article IV to the contrary, in the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treas. Reg. ss.1.704-l(b)(2)(ii)(d)(4),(5)or(6) which cause a deficit or increase the deficit in the Member's Capital Account, items of Company gross income and gain shall be allocated to the Member in an amount and manner sufficient to eliminate the deficit in its Capital Account as quickly as possible; provided, however, that for this purpose, a Capital

Account shall be increased by the Member's share of Company Minimum Gain as of the end of the Fiscal Year. It is the intention of the Members that this Section
4.5 be treated as a "qualified income offset" within the meaning of Treas. Reg.
Section 1.704-l(b)(2)(ii)(d). Such Section of the Treasury Regulations shall control in the case of any conflict between that Section of the Treasury Regulations and this Section 4.5.

              4.6 MINIMUM GAIN.

                  (a) Nonrecourse Deductions. Company Nonrecourse Deductions shall be allocated to the Capital Accounts as set forth in Section 4.3 of this Agreement. Member Nonrecourse Deductions shall be allocated to the Member that bears the economic risk of loss with respect to the debt to which such Member Nonrecourse Deduction is attributable.

                  (b) Distributions of Nonrecourse Financing Proceeds. If the Company makes a distribution to the Members that is allocable to the proceeds of any nonrecourse liability of the Company, or of any other entity in which the Company has an interest, such distribution shall be allocable to an increase in Company Minimum Gain as provided in Treas. Reg. Sections 1.704-2(h) and (i)(6).

                  (c) Company Minimum Gain. Each Member's share of Company Minimum Gain shall be determined as provided in Treas. Reg. Sections 1.704-2(g) and (i)(5)

                  (d) Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain for a Fiscal Year, items of Company income and gain shall be allocated to the Capital Accounts as provided in Treas. Reg. Section 1.704-2(f). Notwithstanding the foregoing, to the extent such net decrease is attributable to a Member Nonrecourse Debt, then any Member with a share of the minimum gain attributable to such debt shall be allocated items of income and gain as provided in Treas. Reg.
         Section 1.704-2(i)(4).

              4.7 REGULATORY ALLOCATIONS. The allocations set forth in Sections 4.5 and 4.6 of this Agreement (the "REGULATOR ALLOCATIONS") are intended to comply with certain requirements of Treas. Reg. Sections 1.704-l(b) and 1.704-2. The Regulatory Allocations might not be consistent with the manner in which the Members intend to divide Company distributions. Accordingly, the Board is hereby authorized to allocate other items of income, gain, loss, and deduction among the Members so as, to the extent possible, to prevent the Regulatory Allocations from causing the manner in which Company distributions will be divided between the Members pursuant to this-Agreement to be different from the division intended by the Members. In general, the Members anticipate that this will be accomplished by specially allocating other items of Company income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of the Regulatory Allocations and such other items to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not been required.

                  4.8 ALLOCATION OF NONRECOURSE LIABILITIES. For purposes of Treas. Reg. Section 1.752-3(a), the Members' interests in Net Income shall be equal to their respective Common Units.

                  4.9 ALLOCATION OF TAXABLE INCOME AND LOSS. The income, gains, losses, credits and deductions of the Company shall be allocated among the members in the same manner as such items are allocated to the Capital Accounts of the members, to the extent permitted under the Code and applicable Treasury Regulations.

                  4.10 DISTRIBUTIONS IN KIND. All distributions of Company property in kind shall be valued at their fair market value as of the date of distribution, and the amount of any gain or loss that would be realized by the Company if it were to sell such property at such fair market value shall be allocated to the Members in accordance with Section 4.3 of this Agreement.

                  4.11 TAX RETURNS AND OTHER ELECTIONS. The Board shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all applicable laws of each jurisdiction in which the Company does business. Copies of all such returns, or summaries thereof, shall be furnished to the Members within a reasonable time after the end of each Fiscal Year. All elections permitted to be made by the Company under federal or state laws shall be made by the Board, in its sole discretion. All matters concerning allocations for income tax purposes not expressly provided for by the terms of this Agreement shall be determined by the Board. William Porter is designated the "TAX MATTERS PARTNER" pursuant to Section 6231(a)(7) of the Code.

                  4.12 TRANSFERS OF INTEREST. If an Interest is Transferred during the Fiscal Year as permitted by this Agreement,

                       (a) Net Income and Net Loss allocable to such Interest shall be proportioned between the Transferring Member and Transferee as of the date of Transfer of the Interest on the last day of the Fiscal Quarter in which the Transfer occurred, and the portion of Net Income and Net Loss allocated to the Transferring Member shall be determined by multiplying the Net Income and Net Loss allocable to such Interest by a fraction, the numerator of which is the number of calendar days the Transferring Member owned the Interest (not including the day the Transfer was effected) and the denominator of which is the total number of calendar days in the Fiscal Quarter, and the portion of Net Income and Net Loss allocated to the Transferee shall be the remainder of the Net Income and Net Loss; and

                       (b) tax credits, if any, shall be allocated among the Interest holders as determined at the time the property with respect to which the credit is claimed is placed in service

                  4.13 PARTNERSHIP TAX STATUS. The Members intend that the Company will be treated as a partnership for U.S. Federal, state and local income tax purposes, and no election to the contrary shall be made unless approved by the Board of Directors.

                                   ARTICLE V

                               BOARD OF DIRECTORS

              5.1 NUMBER; MANAGEMENT AND AUTHORITY.

                  (a) The Company shall have up to eight (8) managers serving on a Board of Directors, each of which shall be referred to individually as a "DIRECTOR" and collectively as the "BOARD OF DIRECTORS" or the "BOARD." The number of Directors shall be fixed from time to time by action of the Board. A Director shall serve until any meeting of Members that may be called pursuant to Section 5.2 for the purpose of electing Directors or until its successor shall have been elected and qualified.

                  (b) The property, business and affairs of the Company shall be managed by the Directors. Except where the Members' approval is expressly required by this Agreement or by the Act, the Directors shall have full authority, power and discretion to make all decisions with respect to the Company's business and to perform such other services and activities as set forth in this Agreement; provided, however, that except as otherwise provided in this Agreement, any determination of the Directors shall be made by a majority of the Directors. The Directors shall be agents of the Company for its business purposes and any Director may bind the Company in the ordinary course, provided that
         (i) the Directors shall have approved such action in accordance with this Agreement or the Act and (ii) the Person with whom such Director is dealing has no knowledge that the action has not been so approved. Unless otherwise expressly authorized by this Agreement or the Members as set forth herein, the act of a Director that is not apparently for carrying on the Company's business in the ordinary course shall not bind the Company.

                  (c) If any action by the Company requires the approval of the Directors under this Agreement, such action shall require approval by a majority of the Directors. Except as otherwise expressly provided in this Agreement or the Act, the Members shall have no right to control or manage, nor shall they take any part in the control or management of, the property, business or affairs of the Company, but they may exercise the rights and powers of Members under this Agreement, including, without limitation, the right to approve certain matters as provided herein.

              5.2 ELECTION AND TENURE OF DIRECTORS. Each Director shall be elected by a vote of Members holding a majority of the Common Units then outstanding. Each Director shall be entitled to hold office until his or her death, resignation or removal pursuant to Section 5.5 below.

              5.3 CERTAIN POWERS OF THE DIRECTORS. Without limiting the generality of Section 5.1, but subject to Section 5.4, the Directors shall have the power and authority, on behalf of the Company, to:

                  (a) acquire property in the ordinary course of the Company's business from any Person (including Members, Directors or affiliates of any thereof);

                  (b) purchase life, liability and other insurance to protect the Company's property and business;

                  (c) establish bank accounts in the name of the Company and establish the identity of all signatories entitled to draw against such accounts for the benefit of the Company;

                  (d) employ, and fix the terms of employment and termination of employment of, employees of the Company (including Members or affiliates of Members or Directors), and accountants, legal counsel and other consultants for the Company (but not including Directors in their capacity as such);

                  (e) invest Company funds in time deposits, short-term governmental obligations, commercial paper or other similar investments or in any other capital asset or investment in the ordinary course;

                  (f) execute on behalf of the Company all instruments and documents, including, without limitation, checks, drafts, notes and other negotiable instruments, mortgages or deeds of trust, security agreements, financing statements, documents providing for the acquisition or disposition of the Company's property, assignments, bills of sale, leases, partnership agreements, and any other instruments or documents necessary, in the opinion of the Directors, to the business of the Company and relating to transactions that have been approved in accordance with this Agreement;

                  (g) except as otherwise set forth in Section 5.4, borrow money for the Company in the ordinary course, on a secured or unsecured basis, from banks or any other Person (including Members, Directors or affiliates of any thereof);

                  (h) enter into any and all other agreements on behalf of the Company with any other Person (including Members, Directors or affiliates of any thereof), for any purpose in the ordinary course, in such forms as the Directors may approve;

                  (i) institute, prosecute and defend legal, administrative or other suits or proceedings in the Company's name;

                  (j) cause the Company to issue additional Interests as contemplated under Section 3.2(d), subject to Section 3.2(c); and

                  (k) establish pension, benefit and incentive plans for any or all current or former Members, Directors, employees, and/or agents of the Company, on such terms and conditions as the Directors may approve, and make payments pursuant thereto.

                  5.4 DECISIONS REQUIRING APPROVAL OF COMMON MEMBERS. The approval of Members holding at least two-thirds of the Common Units then outstanding shall be required to authorize any act or transaction by one or more Directors that will result in a Fundamental Change.

                  5.5 RESIGNATION OR REMOVAL. A Director may resign at any time by giving notice to the Members, effective upon receipt thereof or at such later time specified therein. Unless otherwise specified in the notice, acceptance of a resignation shall not be necessary to make it effective. The resignation of a Director shall not affect its rights as a Member. Any Director may be removed, with or without cause, only by a vote of the Members holding a majority of the Common Units then outstanding.

                  5.6 MEETINGS OF BOARD.

                  (a) Notice of the time and place of each meeting of the Board of Directors shall be delivered to each Board member, either personally (including by courier) or by telephone, telegraph or facsimile, at least twenty-four (24) hours before the time at which such meeting is to be held, or shall be mailed to each Director by first-class mail, postage prepaid, addressed to it at its mailing address set forth in the records of the Company, at least three (3) days before the day on which such meeting is to be held. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting, at the beginning of such meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened. Minutes of all meetings of the Board shall be kept and retained in the records of the Company.

                  (b) Any action permitted or required by applicable law or this Agreement to be taken at a meeting of the Board may be taken without a meeting if a consent is in writing, setting forth the action to be taken, is signed by each of the Directors. Such consent shall have the same force and effect as a vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of New York, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Board. Subject to the requirements of this Agreement for notices of special meetings, Directors may participate in and hold a meeting of the Board, by means of a telephone conference or similar communications equipment by means of which all Directors participating in the meeting can hear and speak to each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a Director participates in the meeting for the express purpose of objecting, at the beginning of such meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                  (c) The Board shall be entitled to appoint the Chairman of the Board (the "CHAIRMAN"). The Chairman shall preside over all meetings of the Board and shall have such other powers, authority and responsibility ad the Board may, from time to time, delegate to such Chairman. The Chairman shall (subject to the right of the Board to designate the Chairman as provided above) be entitled to hold office until death, resignation or removal. The person who is serving as Chairman may be removed as

     Chairman, with or without cause, only by the Board and the right of removal may be exercised at any time.

                  5.7 VACANCIES. In the event that the position of a Director becomes vacant, (including as a result of an increase in the number of Directors) a replacement shall be nominated by agreement of the Board and shall be elected by a vote of the Members holding a majority of Common Units then outstanding, provided that Members holding Common Units that have not vested pursuant to a Buy-Sell Agreement shall not have the right to vote for or against such replacement.

                  5.8 LIMITATION OF LIABILITY. Notwithstanding anything contained herein to the contrary, to the fullest extent permitted by applicable law from time to time, the Directors shall not have any liability to the Company or any Member by reason of being or having been a Director or for any breach of their duties in such capacity, provided that this Section 5.8 shall not affect the Directors' liability:

                      (a) if an adverse judgment or other final adjudication establishes that (i) his acts or omissions were in bad faith, or involved, intentional misconduct, (ii) he gained financial or other advantages to which he was not entitled, or (iii) he did not perform his duties as required under the LLC Act with respect to a distribution made in violation of the LLC Act; or

                      (b) for any act or omission prior to June 30, 1998.

                  5.9 RELIANCE ON INFORMATION. In performing their duties, the Directors shall be entitled to rely on information, opinions, reports or statements, including financial statements, in each case prepared or presented by:

                      (a) one or more agents or employees of the Company; or

                      (b) counsel, public accountants or other persons, as to matters that the Board believes to be within such person's respective professional or expert competence.

                  5.10 NO EXCLUSIVE DUTY. The Directors may have other business interests and may engage in other activities in addition to those relating to the Company. Neither the Company nor any Member shall have any right, by virtue of this Agreement, to share or participate in such other investments or activities of the Directors or in any income or revenues derived therefrom.

                  5.11 EXECUTION OF DOCUMENTS.

                      (a) Except as otherwise determined by the Board or the Members or as set forth herein or in the LLC Act, any document or instrument may be executed and delivered on behalf of the Company by any Director expressly authorized by the Board of Directors, including, without limitation, any deed, mortgage, note or other evidence of indebtedness, lease, security agreement, financing statement, contract of sale or other instrument purporting to convey or encumber, in whole or in part, any or all of the assets of the Company at any time held in its name, or any compromise or settlement with respect to accounts receivable or claims of the Company; and, subject to the authorization requirements set forth herein or in the LLC no other signature shall be required for any such instrument to bind the Company.

                      (b) Any third person dealing with the Company, the Board or the Members may rely upon a certificate signed by a majority of the Directors as to (i) the identity of the Members or the Board, (ii) acts by the Members or the Board, (iii) any act or failure to act by the Company, or (iv) any other matter involving the Company or any Director.

                  5.12 POWERS OF THE BOARD IN BANKRUPTCY. The Board shall have the power and authority, on behalf of the Company and any Controlled Subsidiary, to:

                      (a) represent the Company or a Controlled Subsidiary in any bankruptcy or insolvency proceedings to which it is a party, in whatever capacity;

                      (b) determine whether the Company or a Controlled Subsidiary shall file any petition under the United States Bankruptcy Code or other applicable insolvency law; and the Board:

                      (c) execute and deliver, in the name of the Company or otherwise, any and all documents and instruments, including, without limitation, petitions and requests for relief, necessary or desirable in connection with actions under Section 5.11(a) or (b) of this Agreement, as determined by the Board.

                  5.13 COMPENSATION AND EXPENSES. The compensation of the Directors shall be fixed from time to time by the Board.

                  5.14 DELEGATION TO AGENTS AND OFFICERS. The Board may delegate functions relating to the day-to-day operations of the Company to such officers, agents, consultants or employees as the Board may from time to time designate. Such officers, agents, consultants and employees need not be Members or Directors, and shall have such duties, powers, responsibilities and authority as may from time to time be prescribed by the Board, and may be removed at any time, with or without cause, by the Board.

                  5.15 OTHER DUTIES OF THE BOARD. In addition to its other duties set forth herein,

                      (a) shall determine, from time to time, the method of accounting and the independent accountants for the Company;

                      (b) may make, on behalf of the Company, the election permitted by Code Section 754 with respect to adjustments to the basis of the Company property; and

                      (c) shall, promptly following receipt thereof, give notice to the Members of any proposed audit or adjustment of any Company tax return.

                                   ARTICLE VI

                                    MEMBERS

          6.1  RIGHTS OF MEMBERS.

               (a) Common Members shall have only such voting rights and powers as may be specifically provided under the LLC Act, the Articles of Organization and Sections 3.2, 5.2, 5.4, 5.5, 5.7, 9.4 and 12.4 of this Agreement; provided, however, that for the purposes of said sections of this Agreement no Member shall be entitled to voting rights in respect of any Common Units which remain unvested pursuant to the terms of any applicable Buy-Sell Agreement (but shall be entitled to vote in respect of any vested Common Units) and all Common Units which remain unvested shall be deemed not to be outstanding for purposes of said sections.

               (b) Preferred Members shall have no voting rights other than those arising by virtue of ownership of Common Units, as conferred by the preceding Section 6.l(a).

          6.2  MEETINGS OF MEMBERS.

               (a) An annual meeting of the Members shall be held during each calendar year on a date determined at the discretion of the Board. Unless otherwise determined by the Directors, no other periodic meetings of the Members shall be required to be called or conducted.

               (b) Special meetings of the Members may be called by the Directors or any Member or Members holding at least twenty-five per cent (25 %) of all Common Units, for any purpose or purposes, including the election or removal of Directors, unless otherwise prescribed by the LLC Act, and shall be held at such times and places within or without the State of New York as the Persons calling such meeting may from time to time determine.

               (c) Notice of the time, place and purpose or purposes of each meeting of the Members shall be delivered to each Member entitled to vote at the meeting either personally (including by courier) or by telephone, telegraph, facsimile or first class mail, postage prepaid, addressed to it at its mailing address, at least ten (10) but not more than sixty (60) days before the date of the meeting. An affidavit of a Person giving such notice shall, absent fraud, be prima facie evidence that notice of a meeting has been given. Notice of a meeting need not be given to any Member who, either before or after the meeting, executes a waiver of notice, or who attends such meeting without objecting, at its beginning, to the transaction of any business because the meeting is not lawfully called or convened.

               (d) Except as otherwise provided in this Agreement or as required by the LLC Act, Members holding a majority of the Units entitled to vote on, or take action with respect to, any matter shall constitute a quorum for the transaction of business at such meeting. In the absence of a quorum, a majority in interest of Members present and entitled to vote thereat may adjourn any meeting from time to time for a period not to exceed sixty (60) days without further notice. If the adjournment is for more than sixty (60) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each Member of record entitled to vote on, or take action with respect to, any matter at such meeting. At any adjourned meeting at which a quorum is present, any business that might have been transacted at the meeting as originally noticed may be transacted. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during the meeting of that number of Members whose absence would result in less than a quorum being present.

                  6.3 PROXIES AND VOTING ARRANGEMENTS. At all meetings of Members, a Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. The proxy shall be filed with the Company before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Any proxy, or other arrangement, by contract or otherwise, by which a Member grants to a non-Member any right to exercise any Management Interest, shall be null and void.

                  6.4 ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Members may be taken without a meeting, without prior notice and without a vote, if Members holding voting interests sufficient to authorize such action at a meeting at which all of the Members entitled to vote thereon were present and voted consent thereto in writing. Such consent shall be delivered to the Company by hand or by certified or registered mail, return receipt requested, for filing with the Company records. Action taken under this Section 6.4 shall be effective when all necessary Members have signed a consent, unless the consent specifies a different effective date.

                  6.5 PARTICIPATION IN MEETINGS BY TELEPHONE AND OTHER EQUIPMENT. Members may participate in a meeting by conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

                  6.6 RECORD DATES. For the purpose of determining (a) Members entitled to notice of, or to vote at, any meeting of Members or (b) the identity of Members for any other purpose, the date on which notice of the meeting is mailed, or on which the declaration of such distribution is adopted, as the case may be, shall be the record date for such determination. When a determination of Members entitled to vote at any meeting has been made as provided in this
Section 6.6, the determination shall apply to any adjournment of the meeting. The record date for determining Members entitled to take action without a meeting pursuant to Section 6.4 shall be the date the first Member signs a written consent

                  6.7 LIABILITY FOR WRONGFUL DISTRIBUTIONS. A Member who receives a distribution from the Company which the Member knows to be in violation of this Agreement or the LLC Act shall be liable to the Company for the amount of such distribution for a period of three years after it was made.

                  6.8 LIMITED PREEMPTIVE RIGHTS. Except as otherwise set forth in Section 3.2(c), no Member shall have any preemptive, preferential or other right with respect to (a) making additional Capital Contributions, (b) the issuance or sale of Interests by the Company, (c) the issuance of any obligations, evidences of indebtedness or securities of the Company convertible into, exchangeable for, or accompanied by, any rights to receive, purchase or subscribe to, any Interests, (d) the issuance of any right of, subscription to or right to receive, or any warrant or option for the purchase of, any of the foregoing, or (e) the issuance or sale of any other interests or securities by the Company.

                                  ARTICLE VII

                                   COMMITTEES

                  The Board may designate such Committees of the Board, and such Committees shall have such powers and consist of such persons, or shall consist of persons selected in such manner, as may be prescribed by the Board.

                                  ARTICLE VIII

                                    OFFICERS

                  8.1 GENERAL. The Company shall have such officers, and such officers shall have such duties, powers, responsibilities and authority, as may be provided by the Board.

                  8.2 APPOINTMENT, REMOVAL AND RESIGNATION. Officers shall be appointed and removed, and may resign, as provided by the Board.

                                   ARTICLE IX

                 TRANSFERABILITY AND WITHDRAWAL OF MEMBERSHIPS

                  9.1 TRANSFERABILITY. Subject to Section 9.2, a Member may offer for sale and Transfer all or any portion of, or any rights in, its Interest, provided that the Transfer will not result in the termination of the Company pursuant to Code Section 708, and provided further that only Combined Units may be transferred to each Transferee. Notwithstanding the foregoing sentence, Members may Transfer Preferred Units to an Affiliate of such Member.

                  9.2 RIGHT OF FIRST REFUSAL.

                      (a) If at any time any Member proposes to Transfer to one or more third parties (other than a proposed transfer to an immediate family member or a trust established for the benefit of the Member or its immediate family members), pursuant to an understanding with such third parties, then such Member (the "TRANSFERRING MEMBER") shall give each other Member written notice of the Transferring Member's intention to make the Transfer (the "TRANSFER NOTICE"). The Transfer Notice shall include (i) a description of the Interests of the Transferring Member to be offered (the "OFFERED INTERESTS") including the amount of such Interests, (ii) the identity of the prospective offeree(s) and (iii) the consideration and the material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall certify that the Transferring Member has received a firm offer from the prospective transferee(s) and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice.

                  (b) Each Member shall have an option for a period of twenty
(20) days from the Transferring Member's delivery of the Transfer Notice to elect to purchase its pro rata share of the Offered Interests at the same price and subject to the material terms and conditions as described in the Transfer Notice. Each Member may exercise such purchase option and, thereby purchase all of his, her or its pro rata share of the Offered Interests, by notifying the Transferring Member in writing, before expiration of the twenty (20) day period. Each Member shall be entitled to apportion the Offered Interests to be purchased among its associates and affiliates, provided that such Member notifies the Transferring Member of such allocation. If a Member gives the Transferring Member notice that it desires to purchase its pro rata share of the Offered Interests, then payment for the Offered Interests shall be by check or wire transfer, against delivery of the Offered Interests to be purchased at a place agreed upon between the parties and at the time of the scheduled closing therefor, which shall be no later than forty-five (45) days after the Member's receipt of the Transfer Notice, unless the value of the purchase price has not yet been established pursuant to Section 9.2(c).

                  (c) Should the purchase price specified in the Transfer Notice be payable in property other than cash or evidences of indebtedness, the Members shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If the Transferring Member and the Members cannot agree on such cash value within five (5) days after the Members' receipt of the Transfer Notice, the valuation shall be made by an appraiser of recognized standing selected by the Transferring Member and the Members or, if they cannot agree on an appraiser within the fifteen (15) days after the delivery of the Transfer Notice), each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by the Transferring Member and the Members, with the costs pro rata by each based on the number of Interest such parties are purchasing pursuant to this Section 9.2. If the time for the closing of the subject Interest has expired but for the determination of the value OF the purchase price offered by the prospective transferee(s), then such closing shall be held on or prior to the fifth business day after such valuation shall have been made pursuant to this subsection.

                  (d) To the extent that the Members have not exercised their rights to purchase the Offered Interests within time periods specified in
Section 9.2(b), the Transferring Member shall have a period of forty-five (45) days from the expiration of rights in which to sell the remaining Offered Interests (the "REMAINING INTERESTS"), upon terms and conditions (including the purchase price) no more favorable than those specified in transfer notice to the third-party transferee(s) identified in the Transfer

     Notice. Prior to transfer the third-party transferee(s) shall agree in writing that they acquire the Interests subject to the rights of first refusal under this Agreement and shall become parties to this Agreement in accordance with the terms hereof. In the event the Transferring Member does not consummate the sale or disposition of the Remaining Interests within the sixty (60) day period from the expiration of these rights, the Members' first refusal rights shall continue to be applicable to any subsequent disposition of the Offered Interests or Remaining Interests by the Transferring Member until such right lapses in accordance with the terms of this Agreement. Furthermore, the exercise or non-exercise of the rights of the Members under this Section 9.2 to purchase Interests from the Transferring Member or participate in sales of Interests by the Transferring Member shall not adversely affect their rights to make subsequent purchases from the Transferring Members of Interests or subsequently participate in the sale of Interests by the Transferring Members.

                  9.3 WITHDRAWAL. A Member shall have no right or power to surrender such Member's Interest voluntarily or otherwise take, or permit to be taken, any action to such effect, except in accordance with the provisions of this Article IX.

                  9.4 RESIGNING MEMBER. Prior to the occurrence of any event specified in Section 10.1, (i) any Member may, by written notice to the Company (a "Member Notice"), resign as a Member of the Company, effective as of last day of the fiscal quarter of the Company in which such notice of resignation is given (the "RESIGNATION DATE"), or (ii) in the event that any Member has engaged in criminal acts, fraud, acts resulting in material civil liability or bad faith or for other good cause, the Company (with the consent of Members holding at least two thirds of the Common Units then outstanding), may, by written notice to any Member (a "COMPANY") NOTICE"), require such Member to resign as a Member of the Company, effective as of last day of the fiscal quarter in which such notice of resignation is given (the "BUY OUT DATE"). As of the Resignation Date or the Buy Out Date, as applicable, except for the rights set forth in Section
9.5 or expressly set forth in any other agreement (including an employment agreement), the Member designated in the applicable notice (the "RESIGNING MEMBER") (and all Persons claiming by, through or under such Member) shall have no further rights or interests in and in respect of the Company, including any Membership Interest, any rights in specific Company property, any rights against the Company or any Member, any rights to any return of the Resigning Member's capital or any other rights under this Agreement.

                 9.5 PURCHASE PRICE.

                      (a) In consideration of the resignation of the Resigning Member, the Company shall pay to the Resigning Member on a day not later than ninety (90) after the Resignation Date or Buy-Out Date, a purchase price (the "Purchase Price") equal to the sum of (i) the balance of any Preferred Payment Account, together with any undistributed Preference Amount, in respect of any Preferred Units then held by the resigning Member, plus (ii) the product obtained by multiplying the Company's Members' equity attributable to Common Units shown on the Company's balance sheet as of the Resignation Date or Buy-Out Date, as applicable by a fraction, the numerator of which shall be the number of Common Units held by such Resigning Member, and the denominator of which shall be the aggregate number of Common Units held by all Members.

                  (b) The Purchase Price payable to a Member resigning pursuant to Section 9.4(i) shall be paid by the Company, in its sole discretion, either by payment of the Purchase Price in cash or by the delivery of a subordinated note in a principal amount equal to the Purchase Price, maturing on the fifth anniversary of the Resignation Date, and otherwise substantially in the form of
Exhibit 9.5(b)-1 hereto (a "SUBORDINATED NOTE"). The Purchase Price payable to a Member pursuant to Section 9.4(ii) shall be paid by the Company by delivery to the Resigning Member of the Company's subordinated promissory note maturing on the fifth anniversary of the Buy-Out Date and otherwise substantially in the form of Exhibit 9.5(b)-1 hereto. Each Member agrees that if it becomes a Resigning Member and receives such a subordinated note, that such note shall be
(i) subordinated to the rights of other creditors of the Company pursuant a "satisfactory subordination agreement" (as such term is used in Rule 15c3-1d promulgated by the SEC under the Exchange Act), which each such Resigning Member shall be obligated to execute and deliver upon delivery of such note, and (ii) paid in relative priority to the rights of Members to receive distributions upon the terms set forth in Exhibit 9.5(b)-2 hereto.

                                   ARTICLE X

                          DISSOLUTION AND TERMINATION

                 10.1 EVENTS CAUSING DISSOLUTION AND WINDING-UP. The Company shall be dissolved up upon the first to occur of the following events:

                       (a) the approval of such action by the Members;

                       (b) the sale or other disposition of all or substantially all of the business or assets of the Company;

                       (c) the expiration of the term of the Company; or

                       (d) the entry of a decree of judicial dissolution under
     Section 702 of the LLC Act

                 10.2  WINDING UP OF THE COMPANY

                       (a) If the Company is to be dissolved in accordance with
     Section 10.1 of this Agreement, then the Board shall wind up the affairs of the Company, including by selling or otherwise liquidating the Company assets in a bona fide sale or sales to third persons at such prices and upon such terms as they may determine. If the Board determines that an immediate sale would be financially inadvisable, it may defer sale of the Company assets for a reasonable time, or distribute the assets in kind.

                       (b) The proceeds of any liquidation of the Company shall be distributed in the following order of priority (to the extent that such order of priority is consistent with the laws of the State of New York):

                 (i) first, to the payment of the debts and liabilities of the Company to persons other than Members with respect to Subordinated Notes and the expenses of dissolution and liquidation;

                 (ii) then, to the establishment of any reserves which the Board shall deem reasonably necessary for payment of such other debts and liabilities of the Company (contingent or otherwise), as are specified by the Board, such reserves to be held in escrow by a bank or trust company selected by the Board, and, to be disbursed as directed by the Board in payment of any of the specified debts and liabilities or, at the expiration of such period as the Board may deem advisable, to be distributed in the manner hereinafter provided;

                 (iii) then, to Members holding Subordinated Notes, in proportion to (and to the extent of) indebtedness due to such Members under such Subordinated Notes;

                 (iv) then, to the Members in proportion to (and to the extent of) the positive balances of their respective Capital Accounts; and


                 (v) thereafter, to the Members in proportion to their Common Units.

            (c) Notwithstanding anything contained herein to the contrary, no Member shall be entitled to receive, upon liquidation, distributions in excess of the positive balance of such Member's Capital Account, except to the extent all Members receive such distributions in proportion to their respective Common Units.

            (d) If any assets are distributed in kind, they shall be distributed on the basis of the fair market value thereof, and shall be deemed to have been sold at fair market value for purposes of the allocations under
     Article IV of this Agreement.

            (e) If the Company is liquidated under Treas. Reg. Section 1.7041(b)(2)(ii)(G), the liquidating distribution shall be made by the later of (i) the end of the Fiscal Year in which liquidation occurs, or
     (ii) ninety (90) days after the date of liquidation.

            (f) The Company shall terminate when all assets of the Company have been sold and/or distributed and all affairs of the Company have been wound up.

                 10.3 ARTICLES OF DISSOLUTION. Within ninety (90) days following the dissolution and the commencement of winding up of the Company, or at any other time when there are no Members, Articles of Dissolution shall be prepared, executed and filed in accordance with the LLC Act.

                                   ARTICLE XI


                                INDEMNIFICATION

                 11.1 INDEMNIFICATION. To the fullest extent permitted by applicable law from time to time in effect:

                      (a) the Company shall indemnify and hold harmless the Directors, Members and officers, agents and employees of the Company and their respective directors, trustees, shareholders, officers, employees, agents and other affiliates, against all costs, liabilities, claims, expenses, including reasonable attorneys' fees, and damages (collectively, "LOSSES") paid or incurred by any such Person in connection with the conduct of the Company's business; and

                      (b) each Person who at any time is, or has been, a Director, Member or officer, agent or employee of the Company (an "INDEMNITEE"), and is threatened to be, or is, made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or it is, or was, a Director, Member, officer, agent or employee of the Company, or is serving, or has served, at the request of the Company as a manager, officer, member, employee or agent of another Person, shall be indemnified against all Losses actually and reasonably incurred in connection with any such pending, threatened or completed action, suit or proceeding.

provided, however, that no person shall be entitled to indemnification under this Section 11.1 for liabilities relating to such person's acts or omissions that were in bad faith or intentional misconduct.

                 11.2 SOURCE OF PAYMENT. Notwithstanding anything contained in this Agreement to the contrary, any amount to which an Indemnitee may be entitled under this Article XI shall be paid only out of the assets of the Company and any insurance proceeds available to the Company for such purposes. No Member shall be personally liable for any amount payable pursuant to this
Article XI, or to make any Capital Contribution, return any distribution made to it by the Company, or restore any Negative Capital Account balance to enable the company to make any such payment.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

                 12.1 NOTICES. Except as otherwise set forth herein, any notice, demand or communication required or permitted to be given under this Agreement shall be (a) in writing, (b) delivered by hand, nationally recognized overnight courier service, facsimile or registered or certified mail, postage prepaid, addressed to a party at its mailing address or facsimile number set forth in the books and records of the Company, and (c) deemed to have been given on the date delivered by hand or sent by facsimile, one business day after deposit with such courier service, and three business days after being deposited in the United States mail.

                 12.2 BOOKS OF ACCOUNTS AND RECORDS.

                      (a) At the expense of the Company, the Board shall maintain at the Company's principal place of business, records and accounts of all operations and expenditures of the Company, including, without limitation, the following records:

                        (i) a current list in alphabetical order of the name and mailing address of each Member, Director, and officer, their respective facsimile numbers and, with respect to the Members, their respective shares of Net Income and Net Loss, or information from which such shares can be derived;

                        (ii) a copy of the Articles of Organization and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any such amendment has been executed;

                        (iii) copies of the Company's federal, state and local income tax returns and reports, if any, for the three most recent Fiscal Years; provided however, that any amounts due under a Subordinated Note issued to a Member pursuant to Section 9.5(b) within one (1) year prior to the Bankruptcy of the Company or within one (1) year prior to any of the events of dissolution of the Company set forth in Section 10.1 shall be payable pursuant to Section 10.2(b)(iv) below as if such holder of the Subordinated Note remained a Member and the aggregate of the amounts due under such Subordinated Note constituted the positive balance of such Member's Capital Account.

                        (iv) copies of this Agreement, as in effect from time to time;

                        (v) any writings or other information with respect to each Member's obligation to contribute cash, property or services to the Company, including, without limitation, the amount of cash so contributed and a description and statement of the agreed-upon fair market value of property or services so contributed or to be contributed;

                        (vi) any financial statements of the Company for the three most recent Fiscal Years;

                        (vii) minutes of every annual, special and court-ordered meeting of the Members; and

                        (viii) any written consents obtained from the Members or Directors for actions taken by Members or Directors without a meeting.

                      (b) Upon reasonable advance notice, during normal business hours, any Member or its representatives may, at its expense, inspect and copy the records described in Section 12.2(a) for any purpose reasonably related to such person's Interest.

                 12.3 GOVERNING LAW. This Agreement, and the application or interpretation hereof, shall be governed by and in accordance with the laws of the State of New York applicable to agreements made and fully to be performed therein, and specifically the LLC Act.

                 12.4 AMENDMENT OF ARTICLES OF ORGANIZATION AND AGREEMENT.

                      (a) Except as otherwise required by this Agreement or the Act, this Agreement may be amended by the affirmative vote of the Members holding a majority of the Common Units, provided that Member holding Common Units which have not vested pursuant to a Buy-Sell Agreement shall not have the right to vote on any proposed Amendment.

                      (b) Notwithstanding anything to the contrary contained in this Section 12.4 or elsewhere in the Agreement (a) any amendment to this Agreement that would adversely affect (i) the federal income tax treatment to be afforded a Member or (ii) the liabilities of a Member shall require the consent of each Member affected, and (b) any amendment to this Agreement that would adversely affect the consent and approval rights reserved by the Members or any class or series thereof, or which would change the method of calculating allocations or distributions under Article IV and/or Section 10.2, shall require the consent of Members holding seventy-five percent (75%) of the outstanding Units in the class or series affected.

                 12.5 AMENDMENT BY AGREEMENT OF MERGER. Notwithstanding anything to the contrary contained in this Agreement, in accordance with Section 1004(e) of the LLC Act, an agreement of merger or consolidation approved by the Members as required by this Agreement may effect (a) amendments to this Agreement contained in the agreement of merger or consolidation or necessitated thereby or (b) the adoption of a new operating agreement for the Company if it is the surviving or resulting entity, in each case without further action by the Members.

                 12.6 EXECUTION OF ADDITIONAL INSTRUMENTS. Each Member hereby agrees to execute such other and further documents and instruments, including, without limitation, statements of their Interests and powers of attorney, as necessary to comply with applicable law or otherwise as reasonably requested by the Board.

                 12.7 CONSTRUCTION. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the neuter gender shall include the feminine and masculine genders and vice versa.

                 12.8 HEADINGS. The headings in this Agreement are for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any of its provisions.

                 12.9 WAIVERS; RIGHTS AND REMEDIES CUMULATIVE. The failure of any party to pursue any remedy for breach, or to insist upon the strict performance, of any covenant or condition contained in this Agreement shall not constitute a waiver of any such right with respect to any subsequent breach. Except as otherwise expressly set forth herein, rights and remedies under this Agreement are cumulative, and the pursuit of any one right or remedy by any party shall not preclude, or constitute a waiver of, the right to pursue any or all other remedies. All rights and remedies provided under this Agreement are in addition to any other rights the parties may have by law, in equity or otherwise.

                 12.10 SEVERABILITY. If any provision, or portion thereof, of this Agreement, or its application to any person or circumstance, shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement, such provision and their application shall not be affected thereby, but shall be interpreted without such unenforceable provision or portion thereof so as to give effect, insofar as is possible, to the original intent of the parties, and shall otherwise be enforceable to the fullest extent permitted by law.

                 12.11 SUCCESSORS AND ASSIGNS. All of the covenants, terms, provisions and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

                 12.12 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                 12.13 NO RIGHT TO PETITION FOR DISSOLUTION. The Members agree that irreparable harm would be done to the business and goodwill of the Company if any Member were to bring an action in Court under the LLC Act for the judicial dissolution of the Company. Accordingly, each Member, in his capacity as such, hereby irrevocably waives any such right to petition for dissolution of the Company under the LLC Act, and all similar rights under other applicable law, except to the extent such relief may be sought by the Company itself as authorized by the Members in accordance with this Agreement.

                 12.14 NO THIRD PARTY BENEFICIARIES. The covenants, obligations and rights set forth in this Agreement are not intended to benefit any creditor of the Company or of any Member, or any other third person, and except as permitted by applicable law after the obligation to make an additional Capital Contribution has been fixed, or in connection with certain wrongful distributions, no such creditor or other third person shall, under any circumstances, have any right to compel any actions or payments by the Board and/or the Members or shall, by reason of any provision contained herein, be entitled to make any claim in respect of any debt, liability, obligation or otherwise against the Company or any Member.

                 12.15 DIRECTORS AS ATTORNEVS-IN-FACT FOR MEMBERS.

                      (a) Each Member hereby irrevocably constitutes and appoints, with full power of substitution, each Director, its true and lawful attorney-in-fact, with full power and authority in its name, place and stead, to execute, certify, acknowledge, deliver, file and record at the appropriate public offices:

                        (i) all certificates and other instruments, and any amendment thereto, which the Board deems appropriate to form, qualify or continue the business of the Company as a limited liability company;

                        (ii) any other instrument or document which may be required to be filed by the Company under the laws of any state, or which the Board deems advisable to file; and

                        (iii) any instrument or document, including amendments to this Agreement, which may be required to continue the business of the Company, admit a Member, or dissolve and liquidate the Company (provided that such continuation, admission or dissolution are in accordance with this Agreement), or to reflect any reductions in the amount of Members' capital.

                      (b) Each Member's appointment of the Directors as its attorneys-in-fact shall be deemed to be a power coupled with an interest and shall survive the incompetency, Bankruptcy or dissolution of the Member giving such power, except that, in the event of a Member's Transfer of an Interest in accordance with this Agreement, this power of attorney shall survive such Transfer only until such time, if any, as the Transferee shall have been admitted to the Company as a Member and all required documents and instruments shall have been duly executed, filed and recorded to effect such substitution.

                 12.16 ENTIRE AGREEMENT. The Articles of Organization and this Agreement embody the entire understanding and agreement between the Members concerning the subject matter hereof and thereof and supersede any and all prior negotiations, understandings or agreements with respect thereto. To the extent the LLC Act addresses a matter not otherwise addressed by this Agreement, it is the intention of the Members that the provisions of the LLC Act shall apply, but no such application shall otherwise affect any provision of this Agreement.

                   MEMBERS OF ADIRONDACK TRADING PARTNERS LLC

                     AGREEMENT TO AMEND OPERATING AGREEMENT
                     AND ACCEPT AMENDED OFFERING MEMORANDUM



 1. AMENDED AND RESTATED OPERATING AGREEMENT OF ADIRONDACK TRADING PARTNERS LLC, dated as of October 1, 1998. The undersigned hereby approves the Amended and Restated Operating Agreement, which replaces the Operating Agreement dated June 30, 1998, in its entirety.

 2. OFFERING MEMORANDUM OF ADIRONDACK TRADING PARTNERS LLC, dated as of October 5, 1998 (the "Amended Offering Memorandum"). The undersigned hereby acknowledges receipt and review of the Amended Offering Memorandum and acknowledges that the same replaces the offering memorandum dated April 28, 1998, in its entirely.

 Agreed to by:  /s/  J. Joe Ricketts
               -----------------------------------
                         (Signature)

                     J. Joe Ricketts
               -----------------------------------
                         (Print Name)

 Entity:         Ameritrade Holding Corporation
               -----------------------------------


 Date:            October 12, 1998
             -----------------------------------
 Phone:           402-597-5654
             -----------------------------------
 Fax:             402-597-7789
             -----------------------------------
 Email:           jricketts@ameritrade.com
             -----------------------------------